 Exhibit 16.1
November 3, 2016

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Yuma Energy, Inc. (formerly Yuma Delaware Merger Subsidiary, Inc.) (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K/A of Yuma Energy, Inc. dated October 26, 2016. We agree with the statements concerning our Firm in such Form 8-K/A.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP, 1000 Louisiana, Suite 5800, Houston, TX 77002-5678T: (713) 356 4000, F: (713) 356 4717, www.pwc.com